                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

                         [_] Preliminary Proxy Statement
        [_] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [_] Definitive Additional Materials
                 [_] Soliciting Material Pursuant to Rule 14a-12

                              READ-RITE CORPORATION
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

              -----------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

              -----------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              -----------------------------------------------------

              (4) Proposed maximum aggregate value of transaction:

              -----------------------------------------------------
                               (5) Total fee paid:

              -----------------------------------------------------

               [_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           (1) Amount Previously Paid:

              -----------------------------------------------------
               (2) Form, Schedule or Registration Statement No.:

              -----------------------------------------------------
                               (3) Filing Party:

              -----------------------------------------------------
                                (4) Date Filed:

              -----------------------------------------------------

                                (Read-Rite Logo)

                              READ-RITE CORPORATION


                                                                January 24, 2001

Dear Shareholder:

         I am pleased to invite you to attend the Company's 2002 Annual Meeting of Shareholders, which will be held on Thursday, February 28, 2002, beginning at 10:00 a.m. local time, in Fremont, California. We will meet at the Company's corporate headquarters, which is located at 44100 Osgood Road, Fremont, California.

         Activities at the Annual Meeting will be limited to the items of business listed in the Notice of Annual Meeting of Shareholders. We will elect six directors and vote on three proposals. Your Board of Directors recommends a vote FOR the election of each of the Company's nominees; FOR the amendment of the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,100,000 shares; FOR the adoption of the Company's 2001 Directors' Option Plan and the reservation of 500,000 shares for issuance thereunder; and FOR the appointment of Ernst & Young LLP as the Company's independent auditors for the 2002 fiscal year.

        We will also report on the activities of the Company, and you will have an opportunity to submit questions or comments on matters of general interest to shareholders.


        Your vote is important. Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. You can vote by telephone, over the Internet, or by mail with a traditional proxy card. Voting by any of the three methods will make sure you are represented at the Annual Meeting even if you are not there in person. Please review the instructions on the proxy card regarding each of these options.


Very truly yours,


ALAN S. LOWE
PRESIDENT & CHIEF EXECUTIVE OFFICER

                                (Read-Rite Logo)

                              READ-RITE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                February 28, 2002

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Read-Rite Corporation, a Delaware corporation (the "Company"), will be held on Thursday, February 28, 2002, at 10:00 a.m., local time, at the Company's corporate headquarters located at 44100 Osgood Road, Fremont, California, for the following purposes:

     1. To elect six directors to serve for the ensuing year or until their successors are duly elected and qualified.

     2. To amend the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,100,000 shares.

     3. To approve the Company's 2001 Directors' Option Plan and reservation for issuance thereunder of 500,000 shares of Common Stock.

     4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the 2002 fiscal year.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on December 31, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please sign, mark, date and return the enclosed proxy as promptly as possible in the prepaid postage envelope enclosed for that purpose. Alternatively, you may cast your vote by telephone or over the Internet. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy or voted by telephone or over the Internet.

                             THE BOARD OF DIRECTORS

Fremont, California
January 24, 2002

--------------------------------------------------------------------------------

IMPORTANT:    Whether or not you plan to attend the meeting, you are requested to complete, sign and promptly return the enclosed proxy in the envelope provided.
--------------------------------------------------------------------------------

                              READ-RITE CORPORATION
                                44100 Osgood Road
                            Fremont, California 94539

                                 --------------


                            PROXY STATEMENT FOR 2002
                         ANNUAL MEETING OF STOCKHOLDERS

         The enclosed Proxy is solicited on behalf of the Board of Directors of Read-Rite Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, February 28, 2002, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 44100 Osgood Road, Fremont, California.

         The proxy solicitation materials were mailed on or about January 25, 2002 to all stockholders of record on December 31, 2001 (the "Record Date").

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company at the above address written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting and Solicitation

         Each stockholder is entitled to one vote for each share of Common Stock held on all matters presented at the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matters. ABSTAIN votes will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the amendment of a plan).

         The cost of soliciting proxies will be borne by the Company. In addition, the Company has retained ADP Financial Information Services, Inc.
(ADP) to act as proxy solicitor for the Annual Meeting at a cost of approximately $7,600, plus expenses. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Record Date and Outstanding Shares

         Stockholders of record at the close of business on December 31, 2001 are entitled to notice of the meeting and to vote at the meeting. At the Record Date, 119,938,476 shares of the Company's Common Stock were issued and outstanding. The last sale price of the Company's Common Stock on the Record Date was $6.27 per share.

Deadline for Receipt of Stockholder Proposals

         Stockholders of the Company may submit proper proposals to be considered for inclusion in the Company's Proxy Statement for the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be considered for possible inclusion in the Company's proxy materials for the annual meeting of stockholders to be held in the year 2003, stockholder proposals must be received by the Secretary of the Company no later than September 27, 2002, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. For director nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company at least 90 days in advance of the meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made by the Company to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not intended to be included in the Company's proxy materials, should be sent to Read-Rite Corporation, 44100 Osgood Road, Fremont, California 94539, Attention: Corporate Secretary.

         If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2003, and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Bylaws, as described above (the "Bylaw Deadline"). If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

         SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2003 annual meeting is December 11, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement.) If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's year 2003 annual meeting. Because the Bylaw Deadline is not capable of being determined until the Company publicly announces the date for its next annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline, but before the Bylaw Deadline, would be eligible to be presented at next year's annual meeting and the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting, without including any disclosure of the proposal in the proxy statement relating to such meeting.

         The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting, including any stockholder proposals received between the date of this proxy statement and the Bylaw Deadline for this year's Annual Meeting, which is February 4, 2002.

                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

Nominees

         A board of six directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for the nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of the office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Vote Required; Recommendation of Board of Directors

         The six candidates receiving the highest number of "FOR" votes shall be elected to the Company's Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. There is no cumulative voting in the election of directors.

         The Board of Directors recommends that the stockholders vote "FOR" the nominees listed below:

       Name                          Age    Principal Occupation                                            Director
                                                                                                            Since
       -------------------------------------------------------------------------------------------------------------
       Cyril J. Yansouni             59     Chairman of the Board of Directors of the Company               1991
       William J. Almon              69     Managing Director of Finaline Technology                        1994
       Michael L. Hackworth          60     Chairman of the Board of Directors of Cirrus Logic, Inc.        1995
       Matthew J. O'Rourke           63     Retired Partner, Price Waterhouse LLP                           1996
       Robert M. White               63     Professor, Carnegie Mellon University                           1999
       Alan S. Lowe                  39     President and Chief Executive Officer of the Company            2000

         There is no family relationship among any directors or executive officers of the Company.

         Mr. Yansouni is the Chairman of the Board of Directors. Mr. Yansouni served as both Chairman of the Board of Directors and Chief Executive Officer of the Company from March 1991 until June 2000. Prior to joining the Company, Mr. Yansouni was with Unisys Corporation, a manufacturer of computer systems, from December 1988 to February 1991, where he served in various senior management capacities, most recently as an Executive Vice President. From October 1986 to December 1988, Mr. Yansouni was President of Convergent Technologies, a manufacturer of computer systems that was acquired by Unisys Corporation in December 1988. From 1967 to 1986, Mr. Yansouni was at Hewlett-

Packard Company, where he served in a variety of technical and management positions, most recently as Vice President and General Manager of the Personal Computer Group. Mr. Yansouni received his M.S. degree in electrical engineering from Stanford University and his B.S. degree in electrical engineering and mechanical engineering from the University of Louvain, Belgium. Mr. Yansouni also serves as a director of PeopleSoft, Inc., a software company, and is Chairman of the Board of Directors of Scion Photonics, Inc, an optical communications component company and majority owned subsidiary of the Company.

         Mr. Almon has been a director of the Company since December 1994. He is currently Managing Director of Finaline Technology, a business software company. Prior to that he was Managing Director of Netfish Technology from 1999 to May 2001 when it was acquired by Iona Technology. He was Chairman of InterNet Image, an internet software company, prior to its merger with Intraware in 1999 and from 1994 to 1998 was President of Stormedia, a manufacturer of thin film magnetic disks for rigid disk drives, which filed for bankruptcy protection in October 1998. Before that, from 1989 to 1993, Mr. Almon was President of Conner Peripherals, a disk drive manufacturer, and spent 30 years with IBM in a variety of Vice Presidential positions. He received his B.S. degree from United States Military Academy at West Point and pursued graduate studies at the Georgetown University School of Economics. He also serves as a Director of Exabyte and Sigma Designs.

         Mr. Hackworth has been a director of the Company since November 1995. Mr. Hackworth is currently Chairman of the Board of Directors of Cirrus Logic, Inc. Since January 1985, he has held various positions at Cirrus Logic, a supplier of analog circuits and advanced mixed-signal chip solutions, including President and Chief Executive Officer from January 1985 to June 1998, Chairman and Chief Executive Officer from June 1998 to April 1999 and Chairman of the Board of Directors since April 1999. Mr. Hackworth holds a B.S. in Engineering from Santa Clara University. Mr. Hackworth continues to serve as Chairman of the Board of Directors of Cirrus Logic, Inc. and as a director of Virage Logic Corporation.

         Mr. O'Rourke has been a director of the Company since July 1996. He joined Price Waterhouse in 1960, was admitted to partnership in 1972 and worked in various Price Waterhouse offices throughout the United States until his retirement in June 1996. He was the managing partner at Price Waterhouse's New York national office from 1994 through June 1996, prior to which he served as the managing partner for Northern California. Mr. O'Rourke holds a B.S. degree in Economics from Villanova University (Pennsylvania), and is a Certified Public Accountant. Mr. O'Rourke is also on the board of directors of Infonet Services Corporation, a data communications company, and LSI Logic Corporation, a semiconductor products and storage systems designer and manufacturer.

         Dr. White has been a director of the Company since July 1999. Dr. White has been University Professor of Electrical and Computer Engineering, Director of the Data Storage Systems Center, and Professor of Engineering and Public Policy at Carnegie Mellon University since 1993. Prior to joining Carnegie Mellon University, Dr. White served as the first Under Secretary for Technology in the Department of Commerce from 1990 to 1993. In addition, Dr. White is a member of the National Academy of Engineering, and a Fellow at the American Physical Society, the IEEE and the American Association for the Advancement of Science (AAAS). Dr. White received his Bachelor of Science degree in physics from Massachusetts Institute of Technology and his Ph.D. in physics from Stanford University. Dr. White is also on the board of directors for STMicroelectronics NV (Geneva), Ontrack Data International, Inc. (Minneapolis), and ENSCO, Inc. (Springfield, VA).

         Mr. Lowe has served as President and Chief Executive Officer of the Company since June 2000 and has been a director of the Company since February 2000. Prior to June 2000, Mr. Lowe served as President and Chief Operating Officer of the Company since May 1997. Mr. Lowe joined the Company in 1989. Mr. Lowe served as Vice President, Sales from November 1991 to August 1994, as Vice

     President of Customer Programs from August 1994 to November 1995, and as Senior Vice President, Customer Programs from November 1995 to October 1996. Mr. Lowe was Senior Vice President, Customer Business Units, from October 1996 and was promoted to President and Chief Operating Officer in May 1997. Mr. Lowe holds B.A. degrees in Computer Science and Business Economics from the University of California, Santa Barbara. Mr. Lowe also serves on the Board of Directors of Scion Photonics, Inc, an optical communications component company and majority owned subsidiary of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's Common Stock and of the Common Stock of its subsidiary, Scion Photonics, Inc., as of the Record Date by each director, the Company's Chief Executive Officer, by the four other most highly compensated executive officers of the Company whose salary plus bonus exceeded $100,000 for fiscal 2001 (such officers, together with the Chief Executive Officer, are collectively referred to as the "Named Executive Officers"), by all current directors and executive officers as a group, and by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:

                                                    Read-Rite Corporation             Scion Photonics, Inc. (1)
                                                    ---------------------             -------------------------
               Name or Group                   Number of Shares      Percent of       Number of      Percent of
               -------------                   -----------------     -----------      ---------      ----------
                                                                        Class           Shares          Class
                                                                     -----------      ---------      ----------
State of Wisconsin Investment Board               15,980,300           13.32%                  0            *
  121 East Wilson Street,
  Madison  WI  53702
TCW Asset Management Company                       9,414,019            7.85%                  0            *
  865 South Figueroa Street,
  Suite 1899
  Los Angeles, CA
Alan S. Lowe(2)                                    1,228,666            1.02%          2,000,000        2.12%
James Murphy(3)                                      397,744              *              700,000            *
John T. Kurtzweil (4)                                380,117              *              500,000            *
Mark Re(5)                                           460,300              *            1,200,000        1.27%
Michael Klyszeiko (6)                                290,942              *              350,000            *
Cyril J. Yansouni(7)                               2,079,731            1.73%            900,000            *
William J. Almon(8)                                   86,500              *                    0            *
Michael L. Hackworth(9)                               55,500              *                    0            *
Matthew J. O'Rourke(10)                               58,423              *                    0            *
Robert M. White(11)                                   30,000              *                    0            *
All current directors and                          5,396,824            4.50%          6,100,000        6.48%
executive officers as a group(12)

       *Less than 1%
       -------------

(1) These shares in Scion Photonics, Inc. are shares of vested and unvested restricted stock purchased by the holder. The shares vest over a four-year period at the rate of 25% per year. Until the shares have vested, Scion has a right to repurchase the shares from the holder at the original purchase price paid by the holder upon the termination of that individual's employment with the Company. All shares are held in escrow until vested. Additionally, both vested and unvested restricted shares are subject to a Lock-Up Period and a Right of First Refusal in favor of Scion. Under the Lock-Up Period, the holder of the restricted shares may not offer, pledge, sell, lend, or otherwise transfer or dispose of any of the shares for a period of 180 days following the effective date of a registration statement of Scion filed under the Securities Act. Under the Right of First Refusal held by Scion, the holder must first offer the shares to Scion at the same price and upon the same terms, before any of these shares may be sold or otherwise transferred to a third party. Percentages are based on the total outstanding shares of Scion Photonics, Inc. on the Record Date.
(2) Includes 1,181,474 shares issuable upon the exercise of stock options held by Mr. Lowe to purchase shares of Common Stock that are exercisable within 60 days of the Record Date.
(3) Includes 392,706 shares issuable upon the exercise of stock options held by Mr. Murphy to purchase shares of Common Stock that are exercisable within 60 days of the Record Date.
(4) Includes 373,053 shares issuable upon the exercise of stock options held by Mr. Kurtzweil to purchase shares of Common Stock that are exercisable within 60 days of the Record Date.
(5) Includes 460,000 shares issuable upon the exercise of stock options held by Dr. Re to purchase shares of Common Stock that are exercisable within 60 days of the Record Date.
(6) Includes 283,071 shares issuable upon the exercise of stock options held by Mr. Klyszeiko to purchase shares of Common Stock that are exercisable within 60 days of the Record Date.
(7) Includes 1,482,631 shares issuable upon the exercise of stock options held by Mr. Yansouni to purchase shares of Common Stock that are exercisable within 60 days of the Record Date.
(8) Includes 61,500 shares issuable upon the exercise of stock options held by Mr. Almon to purchase shares of Common Stock that are exercisable within 60 days of the Record Date.
(9) Includes 55,500 shares issuable upon the exercise of stock options held by Mr. Hackworth to purchase shares of Common Stock that are exercisable within 60 days of the Record Date.
(10) Includes 57,223 shares issuable upon the exercise of stock options held by Mr. O'Rourke to purchase shares of Common Stock that are exercisable within 60 days of the Record Date.
(11) Includes 30,000 shares issuable upon the exercise of stock options held by Dr. White to purchase shares of Common Stock that are exercisable within 60 days of the Record Date.
(12) Includes 4,704,788 shares issuable upon the exercise of stock options to purchase shares of Common Stock, held by current executive officers and directors, which are exercisable within 60 days of the Record Date.

Board Meetings and Committees

     The Board of Directors of the Company held nine meetings during fiscal
2001.

     The Audit Committee held five meetings during fiscal 2001. During fiscal 2001, the Audit Committee consisted of Messrs. Almon, Hackworth, O'Rourke and Dr. White. The Audit Committee reviews the financial statements and the internal financial reporting systems and controls of the Company with the Company's management and independent auditors, and reviews other matters relating to the relationship of the Company with its auditors.

     The Compensation Committee held two meetings during fiscal 2001. During fiscal 2001, the Compensation Committee consisted of Messrs. Almon, Hackworth, O'Rourke and Dr. White. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies and administers the Company's stock option plans and Employee Stock Purchase Plan.

     The Board of Directors had no Nominating Committee during fiscal 2001. However, in October 2001 the Board of Directors established a Nominating Committee. The Nominating Committee consists of Messrs. Almon, Hackworth, O'Rourke and Dr. White. The Nominating Committee is charged with reviewing and making recommendations to the Board regarding nominees for director and committee assignments. The Nominating Committee also considers nominees proposed by the stockholders. Any stockholder who wants to recommend a prospective nominee for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of the Company at the following address: Read-Rite Corporation, 44100 Osgood Road, Fremont, California 94539, Attention: Corporate Secretary.

         During fiscal 2001, no director attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the fiscal year.

Audit Committee Report

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in June 2000. The Audit Committee reviewed and reassessed the Audit Committee Charter during fiscal 2001 and re-approved the charter without change. Each of the members of the Audit Committee is independent as defined by Read-Rite policy and the Nasdaq listing standards.

     The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Company's independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and consults with Company management, Company internal auditors and the independent accountants regarding the following:

 .    the plan for, and the independent accountants' report on, each audit of the
     Company's financial statements;
 .    the  Company's financial disclosure  documents, including all financial statements and reports filed with the SEC or sent to shareholders;
 .    changes in the Company's accounting  practices, principles, controls or methodologies, or in the Company's financial statements;
 .    significant developments in accounting rules;
 .    the adequacy of the Company's internal accounting controls, and accounting, financial and auditing personnel; and
 .    the establishment and maintenance of an environment at the Company that promotes ethical behavior.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's Annual Report on Form 10-K. The Committee took a number of steps in making this recommendation for 2001. First, the Audit Committee discussed with Ernst & Young, LLP (the "Auditors"), the Company's independent auditors for 2001, those matters the Auditors communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed the Auditors' independence with the Auditors and received a letter from the Auditors concerning independence as required by Independent Standards Board Standard No. 1 for auditors of public companies. The Audit Committee also discussed with the Auditors the matters set forth of the Statement on Auditing Standards No. 61.

     Upon recommendation of the Audit Committee, the Board engaged Ernst & Young LLP to audit the Company's 2002 financial statements.

         Finally, the Audit Committee reviewed and discussed, with the Company management and the Auditors, the Company's audited consolidated balance sheets at September 30, 2001 and October 1, 2000, and consolidated statements of income, cash flows and stockholders' equity for the three years ended September 30, 2001. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                AUDIT COMMITTEE OF
                                THE BOARD OF DIRECTORS

                                WILLIAM J. ALMON
                                MICHAEL L. HACKWORTH
                                MATTHEW J. O'ROURKE
                                ROBERT M. WHITE

Compensation of Directors

         Each non-employee director of the Company receives a fee of $6,250 per quarter, plus $2,000 for each Board meeting attended and $1,000 for each Board committee meeting attended. Prior to the adoption of the 2001 Director Option Plan, non-employee directors participated in the Company's 1991 Director Option Plan (the "1991 Director Plan") and in the Company's 1995 Stock Option Plan (the "1995 Plan"). After the adoption of the 2001 Director Option Plan, non-employee directors participate solely in the 2001 Director Option Plan

         Prior to the adoption of the 2001 Director Option Plan, on the date a non-employee director was elected or reelected to the Board of Directors, that director automatically received a nonstatutory option under the 1991 Director Plan to purchase 6,000 shares of the Company's Common Stock and a nonstatutory option under the 1995 Plan to purchase 4,000 shares of the Company's Common Stock. These options have a term of ten years, unless terminated sooner following termination of the optionee's status as a director or otherwise pursuant to the terms of the 1991 Director Plan and the 1995 Plan, respectively. The exercise price of each option granted under both plans was equal to the fair market value of the Common Stock on the date of grant. Options vested immediately upon grant. Effective February 20, 2001, Messrs. Almon, Hackworth, O'Rourke and Dr. White were each granted an option to purchase 6,000 shares of Common Stock under the 1991 Director Plan, and an option to purchase 4,000 shares of Common Stock under the 1995 Stock Plan; such options were immediately vested and have an exercise price of $7.38 per share.

         As of the Record Date, no options have yet been granted under the 2001 Director Option Plan. Under the 2001 Director Option Plan, on the date a non-employee director is elected or reelected to the Board of Directors, that director will receive a nonstatutory option under the 2001 Director Option Plan to purchase 10,000 shares of the Company's Common Stock. These options will have a term of ten years, unless terminated sooner following termination of the optionee's status as a director or otherwise pursuant to the terms of the 2001 Director Option Plan. Options granted under the 2001 Director Option Plan will vest and be fully exercisable immediately upon grant. The exercise price of the options granted under the 2001 Director Option Plan will be equal to the fair market value of the Common Stock on the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation of Executive Officers

         The following table sets forth the compensation for the Named Executive Officers for the Company's last three fiscal years:

                           Summary Compensation Table


                                                                                          Long-Term
                                                        Annual Compensation              Compensation
                                                        -------------------              ------------
                                                                                            Awards
                                                                                            ------
                                                                           Other Annual   Securities        All Other
                                      Fiscal                 Bonus ($)     Compensation   Underlying       Compensation
Name and Principal Position            Year     Salary ($)      (1)            ($)(2)     Options (#)        ($) (3)
-----------------------------------------------------------------------------------------------------------------------
Alan S. Lowe (4)                       2001      500,000      612,500            ---       2,250,000            1079
     President and                     2000      464,615      250,000            ---       1,000,000            5109
     Chief Executive Officer           1999      418,269            0            ---         250,000             659

John T. Kurtzweil (5)                  2001      360,000      480,684            ---         700,000             829
     Senior Vice President, Finance    2000      324,461      269,994            ---         310,000             469
     and Chief Financial Officer       1999      283,077            0            ---          40,000             659

James Murphy (6)                       2001      360,000      360,000            ---         900,000             829
     Senior Vice President,            2000      324,461      216,800            ---         310,000             469
     Customer Business Units           1999      283,077       66,600            ---          50,000             659

Michael Klyszeiko (7)                  2001      340,000      297,000            ---         350,000             829
       Senior Vice President,          2000      302,380            0            ---         100,000             469
       Operations                      1999      310,000            0            ---               0             659

Mark Re (8)                            2001      360,000      735,000            ---       1,350,000             829
     Senior Vice President,            2000      324.461      375,000            ---         370,000             469
     Research & Development            1999      293,250       75,000            ---          50,000             620

________________

(1) Includes bonus awards earned for performance in the fiscal year noted even though portions of such amounts may be payable in subsequent years. Excludes bonus awards paid in the fiscal year noted but earned in prior years.

(2) Excludes certain perquisites and other amounts, such as car allowance, which for any executive officer did not exceed, in the aggregate, the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer. The Company has no restricted stock award programs, stock appreciation rights or long-term investment plans.

(3) "All Other Compensation" for fiscal 2001 includes (i) the $829.00 value of the matching contributions of the Company's Common Stock contributed by the Company as a matching contribution under the Company's 401(k) Plan, in which all of the Named Executive Officers participated, and
         (ii) for Alan Lowe, includes $250 value paid for an additional medical insurance policy paid by the Company for Mr. Lowe.

(4) Mr. Lowe's Awards of Securities Underlying Options includes stock options to purchase 2,000,000 shares of Common Stock of Scion Photonics, Inc., a majority owned subsidiary of Read-Rite Corporation, and stock options to purchase 250,000 shares of Common Stock of Read-Rite Corporation granted in fiscal year 2001.

(5) Mr. Kurtzweil's bonus compensation for fiscal 2001 included a minimum guaranteed bonus of $360,000 and a retention bonus of $120,684 made pursuant to his employment arrangement. See "Employment Arrangements." Mr. Kurtzweil's Awards of Securities Underlying Options includes stock options to purchase 500,000 shares of Common Stock of Scion Photonics, Inc., a majority owned subsidiary of Read-Rite Corporation, and stock options to purchase 200,000 shares of Common Stock of Read-Rite Corporation granted in fiscal year 2001.

(6) Mr. Murphy's fiscal 2001 bonus compensation included a minimum guaranteed bonus $360,000 and his fiscal 1999 bonus compensation included a $66,600 bonus payment made pursuant to an agreement with the Company. See "Employment Arrangements." Mr. Murphy's Awards of Securities Underlying Options includes stock options to purchase 700,000 shares of Common Stock of Scion Photonics, Inc., a majority owned subsidiary of Read-Rite Corporation, and stock options to purchase 200,000 shares of Common Stock of Read-Rite Corporation, granted in fiscal year 2001.

(7) Mr. Klyszeiko's Awards of Securities Underlying Options represents stock options to purchase 350,000 shares of Common Stock of Scion Photonics, Inc., a majority owned subsidiary of Read-Rite Corporation, granted in fiscal year 2001.

(8) Dr. Re's bonus compensation for fiscal 2001 included a minimum guaranteed bonus payment of $360,000 and a $375,000 retention payment made pursuant to his employment agreement. See "Employment Arrangements." Dr. Re's Awards of Securities Underlying Options includes stock options to purchase 1,200,000 shares of Common Stock of Scion Photonics, Inc., a majority owned subsidiary of Read-Rite Corporation, and stock options to purchase 150,000 shares of Common Stock of Read-Rite Corporation granted in fiscal year 2001.

Stock Options in Fiscal 2001

     The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of September 30, 2001, the last day of the Company's 2001 fiscal year.

                        Option Grants In Last Fiscal Year

                                                                                             Potential Realizable
                                                                                              Values at Assumed
                                                                                                 Annual Rates
                                                                                                of Stock Price
                                Individual Grants (1)                                  Appreciation for Option Term (2)
-----------------------------------------------------------------------------------------------------------------------
                           Number of          % of Total       Exercise
                           Securities           Options         Price     Expiration       5% ($)           10% ($)
          Name             Underlying           Granted         ($/sh)       Date
                            Options         to Employees in
                          Granted (#)         Fiscal Year
--------------------------------------------------------------------------------------------------------------------
Alan S. Lowe                 250,000               5.44%         $7.44     10/31/10       1,169,744         2,964,361
                           2,000,000 (4)           6.14%         $0.05     11/14/10          62,889           159,374
John T. Kurtzweil            200,000               4.35%         $7.44     10/31/10         935,795         2,371,489
                             500,000 (4)           1.53%         $0.05     11/14/10          15,722            39,844
James Murphy                 200,000               4.35%         $7.44     10/31/10         935,795         2,371,489
                             700,000 (4)           2.15%         $0.05     11/14/10          22,011            55,781
Mark Re                      150,000               3.26%         $7.44     10/31/10         701,846         1,778,617
                           1,200,000 (4)           3.68%         $0.05     11/14/10          37,734           956,295
Michael Klyszeiko            250,000 (4)            .77%         $0.05     11/14/10           7,861            19,922
                             100,000 (4)            .31%         $0.05      4/30/11           3,144             7,968

____________

(1) These options were granted under the 1995 Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options have a term of ten years. Each option granted vests at the rate of 25% per annum, other than as noted in footnote
         (2).
(2) The 1995 Plan provides that, in the event of a merger of the Company with or into another corporation or a sale of substantially all of the assets of the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the options granted under the 1995 Plan, the optionee shall have the right to exercise the option as to all shares (including shares for which the option would not otherwise be exercisable) for a period of 15 days from the date the optionee receives notice thereof from the administrator. Additionally, all executive officers of the Company are participants in the Management Severance Plan. Under that plan, in the event that a participant's employment with the Company is terminated as a result of an Involuntary Termination other than for Cause at any time within 18 months following a change in control, all unvested Company stock options held by that participant will be immediately vested as of the date of such termination.
(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for the Company's Common Stock.

(4) These options are stock options to purchase Common Stock of Scion Photonics, Inc., ("Scion") a majority owned subsidiary of Read-Rite Corporation. All options have an exercise price equal to the fair market value of the Scion Common Stock on the date of grant, as determined by the Scion Board of Directors. A majority of the options granted by Scion in fiscal 2001, including those granted to the Named Executive Officers, are exercisable immediately upon grant; however, the options vest over a four-year period at the rate of 25% per year. Until the shares have vested, Scion has a right to repurchase the shares from the holder at the original purchase price paid by the holder upon the termination of that individual's employment with the Company. All shares are held in escrow until vested. Additionally, both vested and unvested restricted shares are subject to a Lock-Up Period and a Right of First Refusal in favor of Scion. Under the Lock-Up Period, the holder of the restricted shares may not offer, pledge, sell, lend, or otherwise transfer or dispose of any of the shares for a period of 180 days following the effective date of a registration statement of Scion filed under the Securities Act. Under the Right of First Refusal held by Scion, the holder must first offer the shares to Scion at the same price and upon the same terms, before any of these shares may be sold or otherwise transferred to a third party. Percentages are based on the total outstanding options of Scion Photonics, Inc. on the Record Date.

               Aggregated Option Exercises In Last Fiscal Year and
                          Fiscal Year-End Option Values

                            Shares Acquired     Value Realized ($)    Number of Securities Underlying Unexercised Options at Fiscal
                            on Exercise (#)                                                  Year End (#)
                       -----------------------                        -------------------------------------------------------------
                        Read-Rite   Scion (1)    Read-Rite  Scion                Read-Rite                     Scion
                        ---------   ---------    ---------  -----     -------------------------------------------------------------
    Name                                                                Exercisable  Unexercisable   Exercisable   Unexercisable
    ----                                                              -------------------------------------------------------------
Alan S. Lowe                    0     2,000,000          0      0           907,413        911,561            0               0
John T. Kurtzweil               0       500,000          0      0           293,053        370,000            0         200,000
James Murphy               50,000       700,000    295,777      0           282,706        382,500            0               0
Mark Re                         0     1,200,000          0      0           330,000        390,000            0               0
Michael                         0       350,000          0      0           333,071         25,000            0               0
Klyszeiko

                        Value of Unexercised In-the-Money Options at Fiscal Year
                                                 End ($)
                        --------------------------------------------------------
                            Read-Rite (2)                      Scion
                        --------------------------------------------------------
    Name                 Exercisable  Unexercisable   Exercisable  Unexercisable
    ----                --------------------------------------------------------
Alan S. Lowe                 138,295    $   177,805            0             0
John T. Kurtzweil                  0              0            0             0
James Murphy                       0              0            0             0
Mark Re                            0              0            0             0
Michael                            0              0            0             0
Klyszeiko


-----------

(1) These options are stock options to purchase Common Stock of Scion Photonics, Inc., ("Scion") a majority owned subsidiary of Read-Rite Corporation. All options have an exercise price equal to the fair market value of the Scion Common Stock on the date of grant, as determined by the Scion Board of Directors. A majority of the options granted by Scion in fiscal 2001, including those granted to the Named Executive Officers, are exercisable immediately upon grant; however, the options vest over a four-year period at the rate of 25% per year. Until the shares have vested, Scion has a right to repurchase the shares from the holder at the original purchase price paid by the holder upon the termination of that individual's employment with the

         Company. All shares are held in escrow until vested. Additionally, both vested and unvested restricted shares are subject to a Lock-Up Period and a Right of First Refusal in favor of Scion. Under the Lock-Up Period, the holder of the restricted shares may not offer, pledge, sell, lend, or otherwise transfer or dispose of any of the shares for a period of 180 days following the effective date of a registration statement of Scion filed under the Securities Act. Under the Right of First Refusal held by Scion, the holder must first offer the shares to Scion at the same price and upon the same terms, before any of these shares may be sold or otherwise transferred to a third party.

(2) Represents the difference between the closing price of the Company's Common Stock on September 28, 2001 (the last trading day of fiscal
         2001) of $2.95 per share and the exercise price of in-the-money options multiplied by the total number of shares.

Board Compensation Committee Report on Executive Compensation

         The Compensation Committee (the "Committee") consists of Messrs. Almon, Hackworth, O'Rourke and Dr. White, none of whom is an employee of the Company. As part of its duties, the Committee reviews compensation levels of executive officers, evaluates management performance and administers the Company's 1995 Plan, 1998 Nonstatutory Stock Option Plan (the "1998 Plan"), Amended and Restated 1987 Stock Option Plan (the "1987 Plan") and Employee Stock Purchase Plan (the "Purchase Plan"). The Committee is assisted by the Company's Human Resources personnel, and by a compensation consulting firm, which supplies the Committee statistical data and other executive compensation information to permit the Committee to compare the Company's compensation policies against compensation levels nationwide and against programs of other companies of similar size in the Company's industry and geographic area.

         The Company's executive compensation programs are designed to attract and retain executives who will contribute to the Company's long-term success, to reward executives for achieving the Company's short- and long-term strategic goals, to link executive compensation and stockholder interests through Company performance-based and equity-based plans, and to recognize individual contributions to Company performance.

         Compensation for the Company's executive officers consists of four principal elements: base salary, quarterly variable compensation, annual bonus and stock options. The combination and relative weighting of these elements reflect the Committee's belief that executive compensation should be closely tied to the Company's profitability.

         Base Salary. Executive officer salaries are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions based on statistical data provided by the Company's compensation consultant. Executive officer base salaries are targeted towards the 50th percentile established by such data in order to place a greater emphasis on Company performance-based components of the compensation package. None of the Named Executive Officers received any increases in salary in fiscal 2001. The Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in market conditions as well as individual performance and responsibilities. Mr. Lowe's salary for fiscal year 2001 was $500,000.

         Quarterly Variable Compensation. The Company's Quarterly Variable Compensation Program acknowledges both Company and individual performance and is intended to bring the total of base salary plus quarterly variable compensation up to approximately the 75th percentile established by reference to the statistical data referenced above when all Company profitability and individual performance objectives are met. Under the Quarterly Variable Compensation Program, each executive officer is eligible to receive variable compensation equal to a percentage of that officer's base salary determined by the Committee. Quarterly Variable Compensation payments are made semi-annually. At the beginning of the fiscal year, the Committee sets quarterly Company "profit after tax" ("PAT") goals for the year. No awards may be made under the program unless the Company is profitable. If the Company is profitable, quarterly award eligibility begins to accrue once the Company achieves 80% of the applicable quarterly PAT target, and increases on a straight-line basis to full eligibility at 100% of the applicable quarterly PAT target (e.g., at 90% of the applicable target, award eligibility is 50% of the executive's maximum percentage for the quarterly period). Once eligibility is established based on Company performance, 80% of that eligibility is paid, with the 20% balance payable based on individual performance considerations. If eligibility is established based on Company performance, actual awards can be adjusted upwards or downwards at the Committee's discretion for individual performance and other Company performance criteria. Quarterly awards for the Chief Executive Officer are based solely on Company performance. Quarterly variable compensation eligibility for fiscal 2001 ranged from 25% - 50% (or 6.25% - 12.5% per quarterly period) of the respective base salaries (the "Target Incentive") of the participating officers, except the Company's Chief Executive Officer, whose percentage was 70% (or 17.5% per quarterly period). Mr. Lowe's quarterly variable eligibility was not changed in fiscal 2001. Based on the PAT goals set by the Committee for fiscal 2001, quarterly awards were paid for fiscal 2001 to participating officers.

         Annual Bonus. The Company's annual bonus program also acknowledges Company and individual performance. The annual program is intended to bring the executives' total compensation (base salary, quarterly variable compensation and annual bonus) above the 90th percentile established by reference to the statistical data discussed above when all Company profitability and individual performance criteria are met. The Annual Bonus program consists of two components: "Year-End On Plan Bonus" and "Year-End Over Plan Bonus."

         The Year-End On Plan Bonus is based on Company PAT performance for the full fiscal year. Under this program, a year end "on plan" bonus is paid if, at the end of the fiscal year, the annual PAT target for the Company is achieved. Upon attaining 100% of the annual PAT goal, an executive may earn 0.5 times his or her Target Incentive. During fiscal 2001, the Company met its annual PAT target, and Year End On Plan Bonuses were paid for fiscal 2001.

         The Year-End Over Plan Bonus, provides a maximum payout of 2.0 times Target Incentive. For fiscal 2001, the Year-End Over Plan had one criteria for payout, which was PAT achievement exceeding 100% of the target. During fiscal 2001, the Company met its Year-End Over Plan criteria and Year-End Over Plan Bonuses of .25 times Target Incentive were paid for fiscal 2001.

     In order to ensure the successful transition to new GMR programs and technologies, it was imperative that the Company retain key management and technical personnel. For fiscal 2001 and fiscal 2002, the Company guaranteed minimum bonus payouts under existing bonus programs for certain executives and key technical employees, provided these executives and employees remain in the employment of the Company on April 1, 2001 and October 1, 2001 for these fiscal 2001 retention bonuses and October 1, 2002 for fiscal retention 2002 bonuses. All of the Named Executive Officers participated in this program for fiscal 2001 and of the Named Executive Officers, only Dr. Re, Mr. Kurtzweil and Mr. Murphy are currently participating in this program for fiscal 2002.

         Stock Options. Under the Company's 1995 Plan, stock options may be granted to executive officers and other employees of the Company, and under the Company's 1998 Plan, stock options may be granted to employees of the Company who are not executive officers. Upon joining the Company, an individual's initial option grant is based on the individual's responsibilities and position and upon information provided by the Company's compensation consultant. Thereafter, executives are considered for additional stock option grants annually; if made, the number of shares subject to any grant is based primarily on an individual's performance, responsibilities and position with the Company, as well as on the individual's outstanding vested and unvested options. Options are designed to align the interests of executive officers with those of the Company's stockholders. All stock options granted to the Company's executive officers are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options typically vest over four years (25% on each of the first four anniversaries of the grant date).

         Vesting is designed to encourage the creation of stockholder value over the long term, as no benefit is realized from a stock option grant unless the price of the Common Stock rises over a number of years and the option holder is actively employed at the time of vesting.

Compensation of Chief Executive Officer. Mr. Lowe's executive retention arrangement approved by the Committee in June 2000 in connection with his promotion to Chief Executive Officer provides for an annual salary of $500,000, an option to purchase 1,000,000 shares of Common Stock of the Company and a minimum bonus for fiscal 2001 of $500,000. For fiscal 2001, Mr. Lowe's bonus under the Company's existing bonus programs exceeded the $500,000 minimum guaranteed bonus, and therefore Mr. Lowe received total bonus payments of $625,000 for fiscal 2001. Executives are considered for additional stock option grants annually. In fiscal 2001, Mr. Lowe received an option to purchase 250,000 shares of the Common Stock of the Company, and an option to purchase 2,000,000 shares of the Common Stock of Scion Photonics, a majority owned subsidiary, based on his performance, responsibilities and position with the Company, as well as on his outstanding vested and unvested options. In November 2000, the vesting on 25% of an option grant to purchase 300,000 shares, granted in February of 2000, was accelerated to vest in November of 2000 by the terms of the original option grant. In 2001, the vesting on 25% of an option grant to purchase 545,000 shares (part of the June 2000 1,000,000 option grant), was accelerated from June 6, 2004 to vest as to 34,061 shares on each of the fiscal 2001 quarterly earnings announcement dates -- January 24, April 18, July 25, and October 30 of 2001, by the terms of the original option grant which tied this acceleration to the Company's quarterly financial results.

     Other elements of executive compensation include participation in a Company-wide medical and insurance benefits plan, additional life and medical insurance coverage and the ability to defer compensation pursuant to a 401(k) plan. The Company presently makes matching contributions for all participants in the 401(k) plan in the form of shares of the Company's Common Stock. The amount of the contribution is $1.50 in Common Stock for each $1.00 the employee contributes to his or her 401(k) account, subject to a maximum Company match equal to the lesser of (i) $1,500 in Common Stock or (ii) 100 shares of Common Stock per employee per year. Mr. Lowe receives no other material compensation or benefits not provided to all executive officers.

         Deductibility of Compensation. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. In this regard, the Company's 1995 Stock Option Plan is designed to meet the criteria for "performance-based" compensation. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction is necessary in some circumstances. The Company's cash bonus plans are not "performance-based" plans within the meaning of Section 162(m). The Committee notes that in the event that Company and individual performance goals are achieved under the Company's quarterly variable compensation program and annual bonus program, the cash compensation of certain officers may exceed the $1,000,000 threshold. Even if not met, certain contractual bonus obligations may cause compensation to exceed $1,000,000. For fiscal 2001, $112,500 and $95,000 of Mr. Lowe's and Dr. Re's cash compensation, respectively, was not deductible by the Company.

                                            COMPENSATION COMMITTEE OF
                                            THE BOARD OF DIRECTORS

                                            WILLIAM J. ALMON
                                            MICHAEL L. HACKWORTH
                                            MATTHEW J. O'ROURKE
                                            ROBERT M. WHITE


Employment Agreements and Certain Transactions

         As discussed previously, for fiscal 2001, the Board guaranteed Alan S. Lowe, President and Chief Executive Officer, a minimum bonus under existing bonus programs for fiscal 2001 of $500,000. Mr. Lowe's bonus under the Company's existing bonus programs was $612,500, exceeding the $500,000 minimum guaranteed bonus. Therefore, Mr. Lowe received a total of $612,500 in bonus payments for fiscal 2001. In fiscal 2001, Scion Photonics, Inc. provided Mr. Lowe with a five-year loan of $100,000 at the interest rate of 5.87% per year to exercise options granted to Mr. Lowe in Scion Photonics, Inc. The maximum principal amount under this loan to Mr. Lowe outstanding during fiscal year 2001 was $100,000 and the amount outstanding at December 31, 2001 was $100,000.

         As discussed previously, the Board guaranteed James Murphy, Senior Vice President, Customer Business Units, a minimum bonus for fiscal 2001 under existing bonus programs of $360,000. Mr. Murphy's bonus under the Company's existing bonus programs for fiscal 2001 would have been $252,000. Accordingly, Mr. Murphy received the minimum guaranteed bonus amount of $360,000 for fiscal 2001. In addition, on June 27, 2000, the Company provided Mr. Murphy with a retention loan in the amount of $360,000. Accrued interest at the annual rate of 6.42% on the outstanding balance of the loan is due annually; however, the Company has agreed to waive such interest payments as they come due so long as Mr. Murphy remains employed by the Company. Fifty percent of this loan, or $180,000, was repaid on September 28, 2001 and the balance is due and payable on October 2, 2002. Mr. Murphy has been guaranteed a bonus of $180,000 payable on October 1, 2002, provided he is an employee in good standing on such date. Additionally, in fiscal 2001, Scion Photonics, Inc. provided Mr. Murphy with a five-year loan of $35,000 at the interest rate of 5.87% per year to exercise options granted to Mr. Murphy in Scion Photonics, Inc. The maximum principal amount outstanding under all loans to Mr. Murphy during fiscal 2001 was $395,000 and the amount outstanding as of December 31, 2001 was $215,000.

     As set forth in Dr. Mark Re's July 1998 employment agreement, the Company paid Dr. Re a retention bonus of $375,000 on July 27, 2001. In addition, for fiscal 2001, the Board also guaranteed Dr. Re a minimum bonus under existing bonus programs of $360,000. Dr. Re's bonus under the Company's existing bonus programs would have been $252,000. Accordingly, Dr. Re received the minimum guaranteed bonus amount of $360,000 for fiscal 2001. On June 27, 2001, the Company provided Dr. Re with a retention loan of $360,000. The Company has waived the annual interest payments, accrued at the rate of 6.42%, subject to Dr. Re's continued employment with the Company. Fifty percent of this loan, or $180,000, was due and repaid on September 28, 2001 and the remainder is due on October 2, 2002. Dr. Re has been guaranteed a bonus of $180,000 payable on October 1, 2002, provided he is an employee in good standing on such date. Additionally, in fiscal 2001, Scion Photonics, Inc. provided Dr. Re with a five-year loan of $60,000 at the interest rate of 5.87% per year to exercise options granted to Dr. Re in Scion Photonics, Inc. The maximum principal amount outstanding under all loans to Dr. Re during fiscal 2001 was $420,000 and the amount outstanding as of December 31, 2001 was $240,000.

         Upon his relocation to California and in connection with his initial employment with the Company, the Company granted John T. Kurtzweil, Senior Vice President of Finance and Chief Financial Officer, an interest free loan in the amount of $145,000 in October 1995, for the purchase of his principal residence in Northern California. The maximum principal amount outstanding under this loan during fiscal 2001 was $72,500, none of which was outstanding at the end of fiscal 2001. The Company paid Mr. Kurtzweil two bonuses of $72,500, each in January 2000 and January 2001, and a gross-up for tax purposes of the bonuses. The loan was repaid in two installments of $72,500, in each of February 2000 and 2001. As discussed previously, for fiscal 2001, the Board guaranteed Mr. Kurtzweil a minimum bonus under existing bonus programs of $360,000. Mr. Kurtzweil's bonus under the Company's existing bonus programs would have been $252,000; therefore, instead Mr. Kurtzweil received the minimum guaranteed bonus amount of $360,000 for fiscal 2001. In addition, on June 27, 2000, the Company provided Mr. Kurtzweil with a loan in the amount of $360,000. Accrued interest at the annual rate of 6.42% on the outstanding balance of the loan is due annually; however, the Company has agreed to waive such interest payments as they come due, subject to Mr. Kurtzweil's continued employment with the Company. Fifty percent of this loan came due and was repaid on September 28, 2001; the balance of the loan is due and payable on October 2, 2002. Mr. Kurtzweil has been guaranteed a bonus of $180,000 payable on October 1, 2002, provided he is an employee in good standing on such date. Additionally, in fiscal 2001, Scion Photonics, Inc. provided Mr. Kurtzweil with a five-year loan of $25,000 at the interest rate of 5.87% per year to exercise options granted to Mr. Kurtzweil in Scion Photonics, Inc. The maximum principal amount under all loans to Mr. Kurtzweil outstanding during fiscal year 2001 was $457,500 and the amount outstanding at December 31, 2001 was $205,000.

         Michael A. Klyszeiko, Senior Vice President of Operations resigned as an executive officer of the Company effective January 1, 2000. In April 1999, in connection with Mr. Klyszeiko's planned retirement from the Company, the Board accelerated the vesting of Mr. Klyszeiko's options unvested as of January 1, 2000 to October 31, 1999. In order to assist the Company in certain of its next generation manufacturing operations conversions, Mr. Klyszeiko remained employed by the Company as a staff Vice President pending his planned retirement. On January 1, 2001, Mr. Klyszeiko returned to his position of Senior Vice President of Operations and an executive officer of the Company. As discussed previously, for fiscal 2001, the Board guaranteed Mr. Klyszeiko a minimum bonus under existing bonus programs of $120,000. Mr. Klyszeiko's bonus achieved under the Company's existing bonus programs was $297,500. Accordingly, Mr. Klyszeiko received a bonus under the Company's existing bonus programs for fiscal 2001 of $297,500. Additionally, in fiscal 2001, Scion Photonics, Inc. provided Mr. Klyszeiko with a five-year loan of $12,500 at the interest rate of 5.87% per year and a five-year loan of $5,000 at the interest rate of 10% per year to exercise options granted to Mr. Klyszeiko in Scion Photonics, Inc. The maximum principal amount under all loans to Mr. Klyszeiko outstanding during fiscal year 2001 was $17,500 and the amount outstanding at December 31, 2001 was $17,500.

         In March 1997, the Company's Board of Directors adopted a Management Severance Plan (the "Severance Plan") that provides for severance payments to the Company's executive officers in certain circumstances following a change in control. Specifically, the Severance Plan provides that if a participant's employment with the Company terminates as a result of an Involuntary Termination other than for Cause (as such terms are defined in the Severance Plan) at any time within 18 months following a change in control, the participant will receive a one-time payment, equal to: (i) two times the participant's annual compensation (generally, base salary plus the yearly average of quarterly/semi-annual and annual bonuses received by the participant over the preceding three years), plus (ii) the participant's pro-rated bonus amount (generally, quarterly/semi-annual and annual bonuses prorated through the date of the change in control). In such event, the participant is also entitled to receive medical, dental, vision, disability coverage, life insurance and other employee benefits no less favorable than those provided immediately prior to the change in control for 24 months following the change in control. In April 1999, the Compensation Committee recommended and the Board of Directors approved modifying the Severance Plan to additionally provide that in the event that a participant's employment with the Company is terminated as a result of an Involuntary Termination other than for Cause (as such terms are defined in the Severance
Plan) at any time within 18 months following a change in control, all unvested Company stock options held by that participant will be immediately vested as of the date of such termination. In February 2001, the Compensation Committee recommended and the Board of Directors approved modifying the Severance Plan to include coverage of Scion Photonics options granted to Company employees under the Severance Plan.

         Under the Severance Plan, a "change in control" means the occurrence of any of the following events: (i) a person becomes the beneficial owner of 50% or more of the total voting power of the Company's outstanding voting securities,
(ii) a change in the composition of the Company's Board of Directors occurs within a two-year period as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the Severance Plan), (iii) the consummation of a merger or consolidation of the Company other than one in which the voting securities of the Company outstanding immediately prior thereto continue to represent more than 50% of the total voting power of the Company or the surviving corporation following such transaction, or (iv) the sale by the Company of all or substantially all of its assets. Payments under the Severance Plan are subject to reduction under certain circumstances to the extent such payments would constitute "parachute payments" within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code. The Severance Plan will terminate in March 2002, on the fifth anniversary of its effective date, unless (i) the plan is extended by the Board,
(ii) the plan is earlier terminated by the Board, or (iii) a change in control occurs prior to such fifth anniversary.

         In accordance with the treatment of loans under the Severance Plan, the Company has agreed to pay all executive officers a lump sum cash bonus equal to the then outstanding balance on their respective loans with the Company (described above) plus any accrued interest in the event that their employment is terminated within 18 months following a "change in control" of the Company as a result of an "involuntary termination" other than "for cause" (as these terms are defined in the Severance Plan).

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely on its review of copies of filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2001, all Section 16 filing requirements were timely met by Section 16 reporting persons, with the exception of one report of one transaction for Cyril Yansouni that was filed late.

Performance Graph

         The following graph sets forth the Company's total cumulative stockholder return compared to the Standard and Poor's 500 Composite Index and the JP Morgan Hambrecht & Quist Computer Hardware Sector Index for the period from September 30, 1996 through September 28, 2001. Total stockholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Standard and Poor's 500 Composite Index and the stocks represented in the Chase Hambrecht & Quist Computer Hardware Sector Index. Total return also assumes reinvestment of dividends; the Company has never paid dividends on its Common Stock.

         Historical stock price performance should not be relied upon as indicative of future stock price performance.

                                    [GRAPH]

This graph shall not be deemed "soliciting material" or to be filed with the SEC, nor shall it be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

Comparison of Total Cumulative Stockholder Return

                                          9/30/96    9/30/97    9/30/98    9/30/99     9/29/00    9/28/01
  Read-Rite Corporation                  $  100.00   $ 155.56   $  49.60   $  28.17   $   71.43  $   18.73
  S&P 500 Index                          $  100.00   $ 137.82   $ 147.97   $ 186.62   $  209.00  $  151.45
  JP Morgan H&Q Computer Hardware Index  $  100.00   $ 193.33   $ 215.81   $ 371.91   $  628.06  $  181.22

                                  PROPOSAL TWO:

              APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

         The Employee Stock Purchase Plan ("Purchase Plan") was originally adopted by the Board in January 1992 and approved by the stockholders in February 1993. Prior to the adoption of the amendment discussed below, a total of 3,500,000 shares of Common Stock had been reserved for issuance under the Purchase Plan. Currently, the aggregate number of shares of Common Stock that may be optioned and sold in any one six-month purchase period is limited to 350,000 shares, which limit is subject to adjustment by the Board from time to time. In November 2001, the Board amended the Purchase Plan to increase the shares reserved for issuance from 3,500,000 shares to 5,600,000 shares to provide shares for approximately three years. The stockholders are being asked to approve this share increase at the Annual Meeting.

         The Board believes that increasing the number of shares available under the Purchase Plan will enable the Company to continue its policy of encouraging employee equity participation in the Company by enabling employees to purchase the Company's Common Stock at a discount from the market price through voluntary payroll deductions. Additionally, given the current limit on the number of shares that may be issued in a given period, the Board believes this increase in shares will be sufficient to continue the Purchase Plan without need for additional shares for approximately three years. The Board believes the continued opportunity for employee equity participation will promote the attraction, retention and motivation of employees.

Purchase Plan Activity

         To date (without taking into account the proposed amendment to the Purchase Plan), the Company has issued and sold an aggregate of 3,094,901 shares of Common Stock pursuant to the Purchase Plan and only 405,099 shares of Common Stock are available for future issuance thereunder. Based on the number of employees that have elected to participate in the current offering period, the majority of the remaining shares under the Purchase Plan will be used during the current purchase period (which ends on April 30, 2002). Accordingly, unless the stockholders approve the amendment to the Purchase Plan, the Company will have only 55,099 shares available for the employee stock purchase plan in the next offering period after current offering period ends on April 30, 2002, and no shares available for an employee stock purchase plan when that period ends in October of this year.

         Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the Company's last fiscal year by each of the Named Executive Officers, all current executive officers as a group and all employees (excluding the executive officers) as a group:

                              AMENDED PLAN BENEFITS
                          Employee Stock Purchase Plan

--------------------------------------------------------------------------------

Name of Individual or                                      Number of Shares
Identity of Group and Position      Dollar Value ($)(1)    Purchased (#)(2)

--------------------------------------------------------------------------------

Alan S. Lowe, President and CEO                        $   34,805        5,422
John Kurtzweil, Sr. VP, Finance and CFO                $    8,310        1,500
Mark Re, Sr. VP, R& D (3)                                       0            0
James Murphy, Sr. VP, Customer Business Units (3)               0            0
Michael A. Klyszeiko, Sr. VP, Operations (3)                    0            0
All current executive officers as a group (8 persons)  $   63,062        9,603
All other employees (excluding executive officers)
as a group                                             $1,735,605      487,706

     (1) Represents the market value of the shares on the date of purchase. The purchase price paid by each participant in the Purchase Plan is 15% below the lower of market value on the (i) first day or (ii) last day of the applicable purchase period. See "Summary of Purchase Plan" below.
     (2) Includes shares purchased for the six-month periods ended October 31, 2000 and April 30, 2001.
     (3) Did not elect to participate in the Purchase Plan for the six-month periods ended October 31, 2000 and April 30, 2001.

Summary of the Purchase Plan

     The purpose of the Purchase Plan is to provide a convenient and practical means for employees of the Company and its subsidiaries to purchase the Company's Common Stock and a method by which the Company may assist and encourage its employees to become stockholders. The Purchase Plan is intended to be a permanent program, but the Board of Directors may terminate the Purchase Plan at any time.

     The Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and was originally implemented with a one-year offering period commencing on April 1, 1992. Subsequent offering periods each had a six-month duration commencing on April 1 and October 1 of each year. Effective October 1998, the offering periods were changed to commence on May 1 and November 1 of each year. The Purchase Plan is administered by the Compensation Committee.

     All individuals employed by the Company or its subsidiaries on the fifteenth day of the month prior to commencement of an offering period are eligible to participate if they are customarily employed by the Company for at least 20 hours per week and at least five months per year; provided, however, that individuals holding 5% or more of the Company's Common Stock (directly or upon the exercise of options) are not eligible to participate. As of December 31, 2001, 11,275 employees were eligible to participate in the Purchase Plan, of whom 878 were participating. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions not exceeding 10% of an employee's compensation (and not more than $25,000 in fair market value in any calendar year with such value being determined as of the first day of an offering period), at a price equal to 85% of the closing sale price for the Common Stock reported on the Nasdaq National Market at the beginning or at the end of each offering period, whichever is lower. Employees may end their participation in the offering at any time during the offering period. Participation ends automatically on termination of employment with the Company.

     In the event of a stock dividend, stock split or other change in capitalization affecting the Company's Common Stock, or in the event of any merger, sale or reorganization, appropriate adjustments will be made in the Purchase Plan's share reserve, the shares subject to purchase by each participant and the purchase price per share of Common Stock. In the event of a transfer of control of the Company pursuant to a sale of stock, a merger or a sale of assets, the Board may provide that the purchase opportunities under the Purchase Plan shall become fully exercisable or arrange with the successor corporation for such corporation to assume the Company's rights and obligations under the Purchase Plan.

All purchase opportunities shall terminate as of the date of the transfer of control to the extent that the purchase opportunity is neither exercisable nor assumed by the successor corporation.

     The Board may amend or terminate the Purchase Plan at any time, except that no such termination may affect shares of Common Stock or purchase opportunities previously granted under the Purchase Plan, nor can any amendment be made without approval of the stockholders of the Company within 12 months of the date of the adoption of the amendment if the amendment would authorize the sale of more shares than are authorized under the Purchase Plan, or would change the designation of the corporations whose employees may participate under the Purchase Plan.

Federal Income Tax Consequences

     The Purchase Plan, and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Code, under which no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon the sale or other disposition of shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.

     THE FOREGOING SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY IN CONNECTION WITH THE PURCHASE PLAN DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANTS MAY RESIDE.

Vote Required; Recommendation of Board of Directors

     The approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE PURCHASE PLAN AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL THREE:

                    APPROVAL OF THE 2001 DIRECTOR OPTION PLAN

     On November 26, 2001, the Board of Directors adopted the Company's 2001 Director Option Plan (the "2001 Director Plan") and, subject to stockholder approval, reserved for issuance thereunder 500,000 shares of Common Stock. The 2001 Director Plan is intended to replace the 1991 Director Option Plan, which by its terms expired in 2001. As of December 31, 2001, no options had been granted pursuant to the 2001 Director Plan. The 2001 Director Plan provides for the automatic grant of options to non-employee directors of the Company. There are currently four directors who are eligible to participate under the 2001 Director Plan. Each of these directors will receive an option to purchase 10,000 shares (for an aggregate of 40,000 shares) of Common Stock on February 28, 2002 if they are re-elected as directors of the Company on such date.

     The Company believes that the 2001 Director Plan will facilitate attracting highly qualified directors, encourage equity participation in the Company by the non-employee directors of the Company as consideration for their service on the Board of Directors and provide directors with an equity incentive associated with the success of the Company's business.

Description of the Read-Rite Corporation 2001 Director Option Plan (the "2001 Director Plan")

The principal features of the 2001 Director Plan are described below:

     General. The purpose of the 2001 Director Plan is to attract and retain the best available non-employee personnel for service as directors ("Outside Directors"), to provide additional incentive to the Outside Directors and to encourage their continued service on the Board. Options granted under the 2001 Director Plan are nonstatutory stock options.

     Stock Subject to the 2001 Director Plan. Subject to the provisions of the 2001 Director Plan, the maximum aggregate number of shares of Common Stock that may be optioned and sold under the 2001 Director Plan, is 500,000 shares.

     Administration. The 2001 Director Plan may generally be administered by the Board (the "Administrator"), although grants made under the 2001 Director Plan are automatic and non-discretionary.

     Eligibility. Options may be granted under the 2001 Director Plan only to Outside Directors. As of December 31, 2001, there were four outside directors eligible to receive options under the 2001 Director Plan.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

          (a) Option Grants. All grants of options to Outside Directors are automatic and nondiscretionary. Each Outside Director is granted a first option to purchase 10,000 shares of the Common Stock of the Company (the "First Option") on the date on which he or she first becomes an Outside Director. Each Outside Director is granted a subsequent option to purchase 10,000 shares of the Common Stock of the Company (the "Subsequent Option") on the date of the Annual Meeting of Shareholders each year, provided that on such date the Outside Director is re-elected and continues to be an Outside Director.

          (b) Exercise Price. The exercise price per share is 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          (c) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of Common Stock of the Company owned by the optionee for more than six months on the date of surrender or by any combination thereof or any other consideration and payment method for the issuance of Common Stock to the extent permitted by applicable laws.

          (d) Exercise of Option. Options granted under the 2001 Director Option Plan are fully vested and exercisable upon grant.

          (e) Term of Option. The term of an option may be no more than 10 years from the date of grant. No option may be exercised after the expiration of its term.

          (f) Termination of Director Status. If an optionee's status as a director terminates for any reason (other than death or disability), then the optionee may exercise the option, but only within three (3) months following the date of such termination, and only to the extent that the optionee was entitled to exercise the option on the date of such termination. The 2001 Director Plan provides for up to twelve (12) months for the option to be exercised after the optionee's death or disability. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

          (g) Nontransferability of Options. Options granted under the 2001 Director Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (h) Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 2001 Director Plan, the number and class of shares of stock subject to any option outstanding under the 2001 Director Plan, and the exercise price of any such outstanding option. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option to all the optioned stock, including shares that would not otherwise be exercisable. If the option is exercisable in lieu of assumption or substitution, the Board shall notify the optionee that the option shall be fully exercisable for 15 days from the date of such notice, and the option will terminate upon expiration of such period.

     (i) Effect of Dissolution or Liquidation. In the event of a liquidation or dissolution, any unexercised options will terminate. The Board may, in its discretion, give each optionee the right to exercise his or her option as to all of the shares subject thereto.

     (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the 2001 Director Plan as may be determined by the Board.

     (k) Amendment and Termination of the 2001 Director Plan. The Board may amend, alter, suspend or terminate the 2001 Director Plan, or any part thereof, at any time and for any reason. No such action by the Board may alter or impair any option previously granted under the 2001 Director Plan without the written consent of the optionee. The Company shall obtain shareholder approval for any amendment to the 2001 Director Plan to the extent necessary and desirable to comply with applicable law. Unless terminated earlier, the 2001 Director Plan shall terminate ten years from the date of its approval by the shareholders or the Board of the Company, whichever is earlier.

Federal Income Tax Consequences

     An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option under the 2001 Director Plan. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee upon exercise of a nonstatutory stock option.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 2001 DIRECTOR PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

Vote Required; Recommendation Of Board Of Directors

     Approval of the 2001 Director Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE 2001 DIRECTOR OPTION PLAN AND THE RESERVATION OF 500,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL FOUR:

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the 2002 fiscal year. This nomination is being presented to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP (or its predecessor) has audited the Company's financial statements since the Company's inception. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

     Following are the fees paid by the Company to Ernst & Young LLP for the fiscal year ended September 30, 2001:

   Audit Fees. Fees of $603,000 were billed for professional services rendered to the Company and its subsidiaries for the audit of the Company's financial statements for fiscal 2001 and review of the financial statements included in the Company's Forms 10-Q for fiscal 2001.

     Financial Information Systems Design and Implementation Fees. No services were rendered by Ernst & Young LLP to the Company or its subsidiaries in connection with financial information systems design and implementation, and as a result no fees were billed with respect to such matters.

     All Other Fees. Fees of $166,322 were billed for other services rendered by Ernst & Young LLP to the Company and its subsidiaries, including tax services, services related to mergers and acquisitions, and services related to public securities offerings.

     The Audit Committee considered the provision of the services listed above by Ernst & Young LLP and determined that the provision of such services was compatible with maintaining the independence of Ernst & Young LLP.

Vote Required; Recommendation of Board of Directors

       The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the Board's selection. If the stockholders reject the nomination, the Board will reconsider its selection.

       THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2002 AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                  OTHER MATTERS

       The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend. See "INFORMATION CONCERNING SOLICITATION AND VOTING - Deadline for Receipt of Stockholder Proposals."

                                                    THE BOARD OF DIRECTORS

Fremont, California
January 24, 2002

                              READ-RITE CORPORATION

                            2001 DIRECTOR OPTION PLAN

          1. Purposes of the Plan. The purposes of this 2001 Director Option
             --------------------
Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

             All options granted hereunder shall be nonstatutory stock options.

          2. Definitions. As used herein, the following definitions shall apply:
             -----------

             (a) "Board" means the Board of Directors of the Company.
                  -----

             (b) "Change in Control" means the occurrence of any of the
                  -----------------
following events:

                 (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                 (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

                 (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

             (c) "Code" means the Internal Revenue Code of 1986, as amended.
                  ----

             (d) "Common Stock" means the common stock of the Company.
                  ------------

             (e) "Company" means Read-Rite Corporation, a Delaware corporation.
                  -------

             (f) "Director" means a member of the Board.
                  --------

             (g) "Disability" means total and permanent disability as defined in
                  ----------
section 22(e)(3) of the Code.

                 (h) "Employee" means any person, including officers and
                      --------
Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                 (i) "Exchange Act" means the Securities Exchange Act of 1934,
                      ------------
as amended.

                 (j) "Fair Market Value" means, as of any date, the value of
                      -----------------
Common Stock determined as follows:


                     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                 (k) "Inside Director" means a Director who is an Employee.
                      ---------------

                 (l) "Option" means a stock option granted pursuant to the Plan.
                      ------

                 (m) "Optioned Stock" means the Common Stock subject to an
                      --------------
Option.

                 (n) "Optionee" means a Director who holds an Option.
                      --------

                 (o) "Outside Director" means a Director who is not an Employee.
                      ----------------

                 (p) "Parent" means a "parent corporation," whether now or
                      ------
hereafter existing, as defined in Section 424(e) of the Code.


                 (q) "Plan" means this 2001 Director Option Plan.
                      ----

                 (r) "Share" means a share of the Common Stock, as adjusted in
                      -----
accordance with Section 10 of the Plan.


                 (s) "Subsidiary" means a "subsidiary corporation," whether now
                      ----------
or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

      3. Stock Subject to the Plan. Subject to the provisions of Section 10 of
         -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

      4. Administration and Grants of Options under the Plan.
         ---------------------------------------------------

         (a) Procedure for Grants. All grants of Options to Outside Directors
             --------------------
under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

             (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

             (ii) Each Outside Director shall be automatically granted an Option to purchase 10,000 Shares on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy.

             (iii) Each Outside Director shall be automatically granted an Option to purchase 10,000 Shares on the date of the Annual Meeting of the Shareholders if he or she is re-elected to the Board of Directors as an Outside Director on such date.

             (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan shall be conditioned upon obtaining such shareholder approval of the Plan.

             (v)   The terms of an Option granted hereunder shall be as follows:

                   (A) the term of the Option shall be ten (10) years.

                   (B) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                   (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

                   (D) subject to Section 10 hereof, the Option shall become exercisable as to 100% percent of the Shares subject to the Option on the date of grant.

                    (vi) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

      5.     Eligibility. Options may be granted only to Outside Directors. All
             -----------
Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof.

             The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

      6.     Term of Plan. The Plan shall become effective upon the earlier to
             ------------
occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

      7.     Form of Consideration. The consideration to be paid for the Shares
             ---------------------
to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

      8.     Exercise of Option.
             ------------------

             (a)    Procedure for Exercise; Rights as a Shareholder. Any Option
                    -----------------------------------------------
granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan has been obtained.

                    An Option may not be exercised for a fraction of a Share.

                    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

                    Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.


             (b)    Termination of Continuous Status as a Director. Subject to
                    ----------------------------------------------
Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

             (c)    Disability of Optionee. In the event Optionee's status as a
                    ----------------------
Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

             (d)    Death of Optionee. In the event of an Optionee's death, the
                    -----------------
Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      9.     Non-Transferability of Options. The Option may not be sold,
             ------------------------------
pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      10.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or
             ------------------------------------------------------------------
Change in Control.
-----------------

             (a)    Changes in Capitalization. Subject to any required action by
                    -------------------------
the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

             (b)    Dissolution or Liquidation. In the event of the proposed
                    --------------------------
dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

             (c)    Merger or Change in Control. In the event of a merger of the
                    ---------------------------
Company with or into another corporation or a Change in Control of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation.

      If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

      For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or Change in Control, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

      11.    Amendment and Termination of the Plan.
             -------------------------------------

             (a)    Amendment and Termination. The Board may at any time amend,
                    -------------------------
alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

             (b)    Effect of Amendment or Termination. Any such amendment or
                    ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

      12.    Time of Granting Options. The date of grant of an Option shall,
             ------------------------
for all purposes, be the date determined in accordance with Section 4 hereof.

      13.    Conditions Upon Issuance of Shares. Shares shall not be issued
             ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

             Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      14.    Reservation of Shares. The Company, during the term of this Plan,
             ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      15.    Option Agreement. Options shall be evidenced by written option
             ----------------
agreements in such form as the Board shall approve.

                              READ-RITE CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

              (As amended and restated effective November 26, 2001)

     1.   Establishment of Plan. Read-Rite Corporation proposes to grant the
          ---------------------
opportunity to purchase the Company's Common Stock to employees of the Company and Subsidiaries (as hereinafter defined) pursuant to the Plan herein set forth. For purposes of this Plan, "Parent Corporation" and "Subsidiary" (collectively, "Subsidiaries") shall have the same meanings as, respectively, "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company intends that the Plan shall qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of such Section 423 shall have the same definition herein.

     2.   Purposes and Share Reserve. The purpose of the Plan is to provide
          --------------------------
employees of the Company and Subsidiaries with a convenient means to acquire an equity interest in the Company, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, to provide an incentive for continued employment and to help such employees provide for their future financial security. The maximum number of shares of Common Stock which may be issued under the Plan shall be 5,600,000 shares of the Company's authorized but unissued Common Stock or Common Stock which are treasury shares. In the event that any purchase opportunity for any reason expires or is canceled or terminated, the shares of Common Stock allocable to the unexercised portion of such purchase opportunity may again be subjected to a purchase opportunity.

     3.   Administration and Shareholder Approval. The Plan is administered by
          ---------------------------------------
the Compensation Committee appointed by the Board of Directors of the Company. Subject to the provisions of the Plan, all questions of interpretation or application of the Plan shall be determined by the Compensation Committee, and its decisions shall be final and binding upon all participants. Members of the Compensation Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

     The Company shall indemnify and hold harmless any member of the Compensation Committee or any employee to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses, including attorney's fees, incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the bad faith, criminal acts, or willful misconduct of such persons or to the extent such indemnification is prohibited by law. The Company shall have the obligation to conduct the defense of such persons in any proceeding to which this provision applies. If any person covered by this indemnification clause determines that the defense of the Company is inadequate, that person shall be entitled to retain separate legal counsel for his/her defense and the Company shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such person acted in bad faith or engaged in criminal acts or willful misconduct. The Company may satisfy this obligation in whole or in part through the purchase of a policy or policies of insurance, but no insurer shall have any rights against the Company arising out of this provision.

     Notwithstanding any other provision of the Plan to the contrary, any purchase opportunity granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the purchase opportunities and/or the shares of Common Stock and (ii) for a purchase opportunity granted after the date the Board of Directors of the Company has initially adopted or amended the Plan, obtaining any necessary shareholder approval of the Plan with respect to such initial adoption or amendment for such purchase opportunity to be treated as an option described in section 423 of the Code or the grant or exercise of such purchase opportunity to not be treated as a non-exempt "purchase" under Section 16(b) of the Securities Exchange Act of 1934, as amended.

     4.   Eligibility. Any employee of the Company and Subsidiaries is eligible
          -----------
to participate in the Plan except the following:

          (a) employees who are not employed by the Company or Subsidiaries on the 15th day of the month before the beginning of a Purchase Period, with respect to that Purchase Period;

          (b) employees who are customarily employed for less than 20 hours a week;

          (c) employees who are customarily employed for less than 5 months in a calendar year; and

          (d) employees who own or hold options to purchase or who, as a result of participation in this plan, would own or hold options to purchase, 5% or more of the Company's Common Stock within the meaning of section 423(b)(3) of the Code.

     5.   Offering Dates. The Plan is implemented by sequential offerings of six
          --------------
months' duration (the "Purchase Period"); however, the Purchase Period beginning October 1, 1998 shall end April 30, 1999. Thereafter, Purchase Periods shall commence on or around May 1 and November 1 of each year and end on or around October 31 and April 30, respectively. The first day of each Purchase Period shall be the "Offering Date" and the last day of each Purchase Period shall be the "Purchase Date."

     Notwithstanding the foregoing, the Compensation Committee may establish a different term for one or more Purchase Periods and/or different commencing and/or ending dates for such Purchase Periods. In the event the first and/or last day of a Purchase Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Purchase Period.

     6.   Participation in the Plan. Eligible employees become participants in
          -------------------------
the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company's or Subsidiary's (whichever employs such employee) payroll office (the "Payroll Office") not later than the 15th day of the month before such Offering Date a subscription agreement authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Payroll Office by such date after becoming eligible to participate in the Plan shall not participate in the Plan for that Purchase Period or for any subsequent Purchase Period unless such employee subsequently enrolls in the Plan by filing the subscription agreement with the Payroll Office not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in the Plan, such employee will automatically participate in each successive offering until such time as such employee withdraws, or is withdrawn, from the Plan as set forth below, and is not required to file any additional subscription agreements for subsequent Purchase Periods in order to continue participation in the Plan.

     7.   Grant of Purchase Opportunity on Enrollment. Enrollment by an eligible
          -------------------------------------------
employee in the Plan with respect to a Purchase Period will constitute the grant (as of the Offering Date) by the Company to such employee of an opportunity to purchase shares of Common Stock from the Company under the Plan. All participants granted a purchase opportunity under the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Re-enrollment by a participant in the Plan (but not merely an increase or decrease in the level of payroll withholding) will constitute the grant by the Company to the participant of a purchase opportunity on the first day of the Offering Period with respect to which such re-enrollment occurs. Any participant whose opportunity to purchase expires and who has not withdrawn from the Plan will automatically be reenrolled in the Plan and granted a new purchase opportunity on the first date of the next Offering Period.

     8.   Purchase Price. The purchase price per share at which a share of
          --------------
Common Stock will be sold in any Purchase Period shall be eighty-five percent (85%) of the lesser of:

          (a)  The fair market value on the Offering Date; or

          (b)  The fair market value of the Common Stock on the Purchase Date.

     For purposes of the Plan, the term "fair market value" shall mean for the applicable date the closing price of a share of the Common Stock as reported on the NASDAQ National Market System or, if not so reported, as reported on such other stock exchange or market system on which the Common Stock is traded as determined by the Compensation Committee, or as otherwise determined by the Compensation Committee if shares of Common Stock are not so reported.

          (c) Notwithstanding anything in the Plan to the contrary, in the event (i) the Company's stockholders approve an increase in the number of shares of Common Stock available for issuance under the Plan, (ii) all or a portion of such additional shares are to be issued with respect to a Purchase Period that is under way at the time of such stockholder approval, and (iii) the per share fair market value (determined in accordance with Section 8(b) above) of the Common Stock on the date of such approval (the "Authorization Date FMV") is higher than the fair market value on the Offering Date of such Purchase Period, then for all purposes under the Plan, the Authorization Date FMV shall be used instead of the fair market value on the Offering Date.

     9.   Payment of Purchase Price; Changes in Payroll Deductions; Issuance of
          ---------------------------------------------------------------------
Shares.
------

          (a) Payment for the purchase price of the shares of Common Stock is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the employee's base pay in one percent (1%) increments not to exceed 10%. Base pay (a) shall include all salaries, commissions, and advances paid against future commissions, before deduction for any contributions to any plan maintained by the Company and described in Section 401(k) or Section 125 of the Code, and (b) shall not include over-time, bonuses, annual awards, other incentive payments, shift premiums, long-term disability, worker's compensation or any other payments not specifically referenced in (a). Payroll deductions shall commence on the first (a) payday following the Offering Date and shall continue to the end of the Purchase Period unless sooner altered or terminated as provided in the Plan.

          (b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the Payroll Office a new authorization for payroll deductions (which must be expressed as a whole percentage of the employee's base pay in one percent (1%) increments, including zero percent (0%)). A decrease in a participant's payroll deductions to zero percent (0%) during a Purchase Period shall not constitute the participant's withdrawal from such Purchase Period and the Plan unless the participant expressly elects such a withdrawal in writing in accordance with the requirements of Section 12 of the Plan. Such change in the rate of payroll deductions may be made at any time during a Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the Payroll Office a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.

          (c) All payroll deductions made for a participant are credited to his/her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

          (d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not terminated prior to a given Purchase Date, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved to the extent permitted by the Plan. The purchase price per share shall be as specified in Section 8 of the Plan. Any amount remaining in such participant's account representing any excess over the sum required to purchase whole shares shall be held for purchases on the next Purchase Date unless the remaining amount equals or exceeds the sum required to purchase one whole share of Common Stock at the end of the relevant Purchase Period, or the Plan has been oversubscribed, in which case such funds shall be returned to the member. No Common Stock shall be purchased on behalf of any employee whose participation in the Plan has terminated prior to the last day of a Purchase Period.

          (e) Subject to the provisions of this Plan, as promptly as practical after the Purchase Date, the Company shall cause to be delivered to the participant, or the participant's agent, certificates representing the shares of Common Stock purchased by the participant. Delivery shall be deemed effective for all purposes when the Company's stock transfer agent deposits the stock certificates in the United States mail addressed to the participant, or the participant's agent, at the address specified by the participant. Prior to the date of issuance of a stock certificate for the shares of Common Stock being purchased, a participant shall have no rights as a shareholder of the Company by virtue of participation in the Plan.

          (f) The Company may, from time to time, establish or change (i) a minimum required withholding amount for participation in any Purchase Period,
(ii) limitations on the
frequency and/or number of changes in the amount withheld during a Purchase Period, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of subscription agreements, (v) the date(s) and manner by which the fair market value of the Common Stock is determined for purposes of the administration of the Plan, and/or (vi) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan, and Section 423 of the Code.

          (g) Any portion of a participant's purchase opportunity remaining unexercised after the end of the Purchase Period to which it relates shall expire immediately upon the end of such Purchase Period.

     10.  Designation of Beneficiary.
          --------------------------

               a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option in exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

               b. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the company, then to such other person as the Company may designate.

     11.  Limitation on Shares to be Purchased. No employee shall be entitled to
          ------------------------------------
purchase Common Stock under the Plan at a rate which exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan. The aggregate number of shares available for issuance under the Plan for any Purchase Period shall be 250,000; provided, however, that the maximum number of shares available for the Purchase Period beginning October 1, 1998 shall be 350,000. If the number of shares to be purchased by all employees participating in the Plan exceeds the number of shares available in the Plan, the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practical and as the Compensation Committee shall determine to be equitable. Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this paragraph shall be returned to the participant at the end of the Purchase Period, unless insufficient to purchase a whole share of Common Stock as provided in Section 9(d) of the Plan, or at such other time as the Compensation Committee shall determine.

     12.  Withdrawal. Each participant may withdraw from the Plan by signing and
          ----------
delivering to the Payroll Office notice on a form provided for such purpose. Such withdrawal may be elected for a Purchase Period at any time at least 30 days prior to the Purchase Date for that Purchase Period, or at such other time as the Company may specify.

     Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his/her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he/she may not resume his/her participation in the Plan during the same Purchase Period, but he/she may participate in any succeeding Purchase Period under the Plan by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan.

     13.  Termination of Employment. Termination of a participant's employment
          -------------------------
for any reason, including retirement, disability or death or the failure of a participant to remain an eligible employee, terminates his/her participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him/her or, in the case of his/her death, to his/her legal representative.

     14.  Repayment of Payroll Deductions Without Interest. In the event an
          ------------------------------------------------
employee's interest in the Plan is terminated, or in the event the Plan is terminated by the Board of Directors of the Company, the Company shall promptly deliver to the employee the payroll deductions credited to his/her account. No interest shall accrue on the payroll deductions of a participant in the Plan.

     15.  Capital Changes. In the event of changes in the Common Stock of the
          ---------------
Company due to stock dividends, stock splits or other changes in capitalization, or in the event of any merger, sale or any other reorganization, appropriate adjustments will be made by the Company in the Plan's share reserve, the shares subject to purchase under a participant's purchase opportunity, and in the purchase price per share of Common Stock.

     16.  Nonassignability. No rights or accumulated payroll deductions of an
          ----------------
employee under the Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election by such employee to withdraw from the Plan.

     17.  Reports. Individual accounts will be maintained for each participant
          -------
in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his/her account setting forth the total payroll deductions accumulated, the number of shares of Common Stock purchased and the remaining cash balance, if any, carried forward to the next Purchase Period or returned to the participant, as the case may be.

     18.  No Obligation. Neither this Plan nor the grant of any opportunity to
          -------------
purchase hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

     19.  Headings. Headings have been provided for purposes of identification
          --------
and organization only and shall not be treated as operative provisions of the Plan.

     20.  Transfer of Control. A "Transfer of Control" shall be deemed to have
          -------------------
occurred in the event any of the following occurs with respect to the Company.

          (a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

          (b) a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company; or

          (c) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the shareholders of the Company before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

     In the event of a Transfer of Control, the Board of Directors of the Company shall provide that purchase opportunities granted under the Plan shall be fully exercisable to the extent of each participant's account balance for the Purchase Period as of a date prior to the Transfer of Control. All purchase opportunities shall terminate effective as of the date of the Transfer of Control to the extent that the purchase opportunity is not exercised as of the date of the Transfer of Control.

     21.  Restriction on Issuance or Transfer of Shares. The issuance of shares
          ---------------------------------------------
of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. A purchase opportunity may be not be exercised if the issuance of shares of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. In addition, no purchase opportunity may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the purchase opportunity be in effect with respect to the shares of Common Stock issuable upon exercise of the purchase opportunity, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the purchase opportunity may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of the purchase opportunity, the Company may require the participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

     The Company may at any time place legends or other identifying symbols regarding any applicable federal and/or state securities restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Common Stock issued under the Plan. The participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Common Stock acquired under the Plan in the possession of the participant in order to carry out these provisions.

     The Company, in its absolute discretion may impose such restrictions on the transferability of the shares of Common Stock purchased under the Plan as it deems appropriate and any such restriction may be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such shares. The Company may require the employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of a purchase opportunity within two years from the date of granting such opportunity or one year from the date of exercise of such opportunity. The Company may direct that the certificates evidencing shares of Common Stock acquired under the Plan refer to such requirement to give prompt notice of disposition.

     22.  Amendment or Termination of the Plan. This Plan shall continue until
          ------------------------------------
terminated by the Board of Directors of the Company or until all of the shares of Common Stock reserved for issuance under the Plan have been issued, whichever occurs first.

     The Board of Directors of the Company may at any time terminate the Plan, except that such termination cannot affect shares of Common Stock or purchase opportunities previously granted under the Plan, except as expressly permitted by the Plan. The Board of Directors or any officer as may be authorized by the Board of Directors from time to time may at any time amend the Plan, provided that no amendment makes any change in shares of Common Stock or purchase opportunities previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the shareholders of the Company within 12 months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the designation of corporations whose employees may be offered purchase opportunities under the Plan. In addition to the foregoing, approval of the Company's shareholders shall be sought for any amendment to the Plan for which the Board of Directors deems shareholder approval necessary in order to comply with Rule 16b-3.

     Notwithstanding any other provisions of the Plan to the contrary, in the event of an amendment to the Plan which affects the rights or privileges of purchase opportunities offered under the Plan, each participant with an outstanding purchase opportunity shall have the right to exercise such outstanding purchase opportunity on the effective date of the amendment and to participate in the Plan for the remaining term of such outstanding purchase opportunity pursuant to the terms and conditions of the Plan, as amended. If in accordance with the preceding sentence, a participant elects to exercise such outstanding purchase opportunity and to commence participation in the Plan, as amended on the effective date of such amendment, the participant shall be deemed to have received a new purchase opportunity on such effective date, and such effective date shall be deemed the Offering Date for such new purchase opportunity.

     IN WITNESS WHEREOF, the undersigned Secretary of Read-Rite Corporation, a Delaware corporation, hereby declares that the Read-Rite Corporation Employee Stock Purchase Plan was adopted by the Board of Directors of Read-Rite Corporation at its meeting on January 30, 1992, readopted at its meeting on November 16, 1992, amended at its meeting on December 19, 1994, and further amended at its meetings on October 22, 1996, July 22, 1997, October 20, 1998 and November 26, 2001.


                                   _____________________________________________
                                   Andrew C. Holcomb
                                   Vice President, General Counsel and Secretary

                              READ-RITE CORPORATION

                  Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints ALAN S. LOWE, ANDREW C. HOLCOMB and MARK A. SOKOLOWSKI, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Read-Rite Corporation, a Delaware corporation, that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's facility at 44100 Osgood Road, Fremont, California, on February 28, 2002, at 10:00 a.m., local time, or any adjournment thereof. THE PROXIES WILL VOTE THE SHARES AS SPECIFIED BELOW OR, IF NO SPECIFICATION IS MADE, FOR THE ELECTION EACH OF THE COMPANY'S NOMINEES; FOR THE AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 2,100,000 SHARES; FOR THE ADOPTION OF THE COMPANY'S 2001 DIRECTORS' OPTION PLAN AND THE RESERVATION OF 500,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER; AND FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR. IN EITHER CASE, THE PROXIES WILL VOTE THE SHARES IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                The directors recommend a FOR vote on each item.

                  (Continued and to be signed on reverse side)

----------------------------------------------------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS:                                                                  FOR                WITHHOLD
    (Instructions: To withhold authority to vote for any individual nominee,           All nominees            AUTHORITY
    strike a line through that nominee's name below.)                                 listed (except        to vote for all
                                                                                       as withheld)         nominees listed


    Nominees:     Cyril J. Yansouni         William J. Almon
                  Matthew J. O'Rourke       Robert M. White                                 [_]                   [_]
                  Michael L. Hackworth      Alan S. Lowe

                                                                                            FOR      AGAINST    ABSTAIN

2.  Proposal to amend the Company's Employee Stock Purchase Plan to increase the
    number of shares of Common Stock reserved for issuance thereunder by                    [_]        [_]        [_]
    2,100,000 shares

                                                                                            FOR      AGAINST    ABSTAIN

3.  Proposal for the adoption of the Company's 2001 Directors' Option Plan and the          [_]        [_]        [_]
    reservation of 500,000 shares of Common Stock for issuance thereunder


                                                                                            FOR      AGAINST    ABSTAIN

4.  Proposal to ratify the appointment of Ernst & Young LLP as independent                  [_]        [_]        [_]
    auditors for the 2002 fiscal year.


                                                                                            YES                   NO

I plan to attend the meeting:                                                               [_]                   [_]



Signature(s)                                                                  Dated:                                 , 2002
              -----------------------------------------------------------             -------------------------------



(Signature(s) must be exactly as name(s) appear on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation or other entity, please give your title. When shares are in the names of more than one person, each should sign this proxy.)